UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2025

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Waiver Agreement

As previously disclosed, on July 21, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Waiver Agreement”) with the purchasers (the “Purchasers”) party to that certain securities purchase agreement, dated March 31, 2025, with purchasers thereto (the “March 2025 Purchase Agreement”), pursuant to which the Purchasers waived the provisions relating to variable rate transactions contained in the March 2025 Purchase Agreement for a period of 60 days and the provisions relating to participation rights contained in the March 2025 Purchase Agreement, and the Company agreed that until the earlier to occur of (a) the end of the 60-day period beginning on the trading date after the date of the Waiver Agreement, and (b) when no Purchaser holds any of the Notes (as defined in the March 2025 Purchase Agreement), the Corporation will not sell shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to that certain sales agreement, dated July 21, 2025, by and between the Company and Maxim Group LLC, (a)(i) on any trading day in an amount exceeding 10% of the trading volume of the shares of Common Stock on such trading day during regular trading hours, or (ii) outside of regular trading hours, (b) at a per share price below $1.10, or (c) in an aggregate amount exceeding $25,000,000.

In consideration of the waiver granted by the Purchasers under the Waiver Agreement, the Company agreed to issue an aggregate of 5,000,000 shares of Common Stock to the Purchasers on the date the Company receives stockholder approval for such issuance under applicable stock exchange rules.

Written Consent

On August 27, 2025, the holders of an aggregate of 50,365,422 shares of Common Stock, representing approximately 52% of the overall voting power of the Company, executed a written consent (the “Written Consent”) in lieu of a meeting to approve the issuance of shares of Common Stock pursuant to the Waiver Agreement in the aggregate maximum amount of 5,000,000 for purposes of complying with Nasdaq Listing Rule 5635(d), to the extent required.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information statement on Schedule 14C (the “Information Statement”) describing the actions approved in the Written Consent will be filed with the SEC and mailed to the Company’s stockholders. None of the actions approved in the Written Consent may become effective earlier than 20 calendar days following the mailing of the Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

Date: August 29, 2025	By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Financial Officer